UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2007, Stratus Properties Inc. and certain of its affiliates (“Stratus”) entered into an agreement (the “Agreement”) with Canyon-Johnson Urban Fund II, L.P., pursuant to which the parties agreed to enter into a joint venture with respect to the development of Block 21, a $250 million mixed-use development in downtown Austin, Texas. Under the Agreement, the parties agreed to form a limited liability company in connection with the project, although the ultimate formation of the limited liability company will be subject to satisfaction of various conditions set forth in the letter agreement. The press release issued by Stratus pertaining to this project is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ John E. Baker
----------------------------------------
John E. Baker
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: May 10, 2007

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated May 8, 2007, titled “Stratus Properties Partners with Canyon-Johnson Urban Fund on Block 21 Mixed-Use Development in Downtown Austin.”